IMMEDIATE RELEASE

TOWNSQUARE ANNOUNCES THIRD QUARTER RESULTS

September YTD Net Revenue Excluding Political Flat Year-Over-Year
Digital Represents 52% of September YTD 2023 Total Net Revenue and
57% of September YTD 2023 Total Adjusted Operating Income

Purchase, NY – November 9, 2023 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today its financial results for the third quarter ended September 30, 2023.

“I am pleased to share that Townsquare’s third quarter results met our previously issued guidance. In the third quarter, net revenue excluding political revenue declined -4% year-over-year (and decreased -5% year-over-year in total), and Adjusted EBITDA decreased -12% year-over-year. Our Digital Advertising segment delivered revenue and profit growth once again in the third quarter, as September year-to-date revenue and Adjusted Operating Income increased +10% and +19%, respectively, each as compared to the prior year. In total, Digital now represents 52% of Townsquare’s total September year-to-date net revenue and 57% of our total September year-to-date Adjusted Operating Income,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “Our performance this year, and particularly the growth of our Digital Advertising segment, has reinforced our confidence in our Digital First Local Media Strategy, our deliberate focus on markets outside of the Top 50, and the long-term, profitable growth potential of our digital platform.”

Mr. Wilson continued, “The strong cash generation characteristics of our assets allowed us to produce $39 million of cash flow from operations in the first nine months of 2023, an increase of $7 million as compared to the prior year. We could not be more pleased to share that given our strong cash position, we were able to repurchase and retire approximately $14 million of our Unsecured Senior Notes at a discount during the third quarter, bringing our year-to-date total bond repurchases to $27 million. In addition, we repurchased approximately 94,000 Class A shares in the third quarter (in total, we’ve repurchased 1.7 million shares in 2023), and continue to pay a high-yielding dividend while also investing in our business. We also ended the quarter with a strong cash balance of $38 million and net leverage of 4.49x, retaining financial flexibility moving forward.”

The Company announced today that its Board of Directors approved a quarterly cash dividend of $0.1875 per share. The dividend will be payable on February 1, 2024 to shareholders of record as of the close of business on January 2, 2024.

Segment Reporting
We have three reportable operating segments, Subscription Digital Marketing Solutions, Digital Advertising and Broadcast Advertising. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our owned and operated digital properties, our first party data digital management platform and our digital programmatic advertising platform. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

Third Quarter Highlights*
•As compared to the third quarter of 2022:
•Net revenue decreased 4.6%, and 3.8% excluding political
•Net income decreased $39.3 million
•Adjusted EBITDA decreased 12.1%
•Total Digital net revenue decreased 1.5%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue decreased 12.6%
•Digital Advertising net revenue increased 5.5%
•Total Digital Adjusted Operating Income increased 0.1%
•Subscription Digital Marketing Solutions Adjusted Operating Income decreased 10.6%
•Digital Advertising Adjusted Operating Income increased 6.3%
•Broadcast Advertising net revenue decreased 8.6%, and 7.2% excluding political
•Diluted loss per share was $2.27, and Adjusted Net Income per diluted share was $0.46
•Repurchased $14.2 million of our 2026 Secured Senior Notes below par
•Repurchased 0.1 million shares of the Company’s common stock

Year-to-Date Highlights*
•As compared to the nine months ended September 30, 2022:
•Net revenue decreased 1.0%, and 0.3% excluding political
•Net income decreased $51.6 million
•Adjusted EBITDA decreased 11.8%
•Total Digital net revenue increased 3.2%
•Subscription Digital Marketing Solutions net revenue decreased 7.3%
•Digital Advertising net revenue increased 10.1%
•Total Digital Adjusted Operating Income increased 7.5%
•Subscription Digital Marketing Solutions Adjusted Operating Income decreased 10.9%
•Digital Advertising Adjusted Operating Income increased 19.3%
•Broadcast Advertising net revenue decreased 6.5%, and 5.3% excluding political
•Repurchased an aggregate $27.1 million of our 2026 Secured Senior Notes below par
•Repurchased 1.7 million shares of the Company’s common stock
*See below for discussion of non-GAAP measures.

Guidance
For the fourth quarter of 2023, net revenue is expected to be between $110.6 million and $112.6 million, and Adjusted EBITDA is expected to be between $24.8 million and $25.8 million.

For the full year 2023, net revenue guidance is expected to be between $450 million and $452 million, and Adjusted EBITDA guidance is expected to be between $100 million and $101 million.

Quarter Ended September 30, 2023 Compared to the Quarter Ended September 30, 2022

Net Revenue
Net revenue for the three months ended September 30, 2023 decreased $5.5 million, or 4.6%, to $115.1 million as compared to $120.6 million in the same period in 2022. Broadcast Advertising net revenue decreased $5.1 million, or 8.6%, and Subscription Digital Marketing Solutions net revenue decreased $2.9 million, or 12.6%, as compared to the same period in 2022. These revenue declines were partially offset by Digital Advertising net revenue which increased $2.0 million, or 5.5%, and Other net revenue which increased $0.5 million, or 42.4%, as compared to the same period in 2022. Excluding political revenue of $0.6 million and $1.6 million for the three months ended September 30, 2023 and 2022, respectively, net revenue decreased $4.6 million, or 3.8%, to $114.5 million, Digital Advertising net revenue increased $2.1 million, or 5.6%, to $38.9 million, and Broadcast Advertising net revenue decreased $4.2 million, or 7.2%, to $53.6 million.

Net (Loss) Income
For the quarter ended September 30, 2023, we reported a net loss of $36.5 million, as compared to net income of $2.8 million in the same period last year, primarily due to a $20.7 million increase in non-cash impairment charges, a $15.2 million increase in the provision for income taxes and a $5.5 million decrease in net revenue, partially offset by a $2.7 million decrease in direct operating expenses, due in part to lower compensation. Adjusted Net Income was approximately flat as compared to the prior year.

Adjusted EBITDA

Adjusted EBITDA for the three months ended September 30, 2023 decreased $3.7 million, or 12.1%, to $27.2 million, as compared to $30.9 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $2.9 million, or 9.9%, to $26.6 million, as compared to $29.6 million in the same period last year.

Nine Months Ended September 30, 2023 Compared to the Nine Months Ended September 30, 2022

Net Revenue
Net revenue for the nine months ended September 30, 2023, decreased $3.4 million, or 1.0%, to $339.4 million as compared to $342.8 million in the same period in 2022. Broadcast Advertising net revenue decreased $10.7 million, or 6.5%, and Subscription Digital Marketing Solutions net revenue decreased $4.9 million, or 7.3%. These declines were partially offset by Digital Advertising net revenue which increased $10.5 million, or 10.1%, and Other net revenue which increased $1.8 million, or 26.4%, as compared to the same period in 2022. Excluding political revenue of $1.2 million and $3.5 million for the nine months ended September 30, 2023 and 2022, respectively, net revenue decreased $1.1 million, or 0.3% to $338.2 million, Digital Advertising net revenue increased $10.6 million, or 10.3%, to $113.7 million, and Broadcast Advertising net revenue decreased $8.6 million, or 5.3%, to $152.7 million.

Net (Loss) Income
Net income for the nine months ended September 30, 2023 decreased $51.6 million, or 493.4%, to a net loss of $41.1 million, as compared to net income of $10.5 million in the same period last year, primarily driven by a $45.5 million increase in non-cash impairment charges, a $4.4 million increase in the provision for income taxes, a $3.7 million increase in direct operating expenses and a decrease in net revenue of $3.4 million. Adjusted Net Income decreased $6.7 million, primarily driven by higher direct operating expenses and the decrease in net revenue, partially offset by a lower provision for income taxes.

Adjusted EBITDA
Adjusted EBITDA for the nine months ended September 30, 2023 decreased $10.1 million, or 11.8% to $75.2 million, as compared to $85.3 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $8.1 million, or 9.9%, to $74.2 million, as compared to $82.3 million in the same period last year.

Liquidity and Capital Resources
As of September 30, 2023, we had a total of $38.0 million of cash and cash equivalents and $503.6 million of outstanding indebtedness, representing 4.86x and 4.49x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended September 30, 2023, of $103.6 million.

The table below presents a summary, as of November 3, 2023, of our outstanding common stock.

Security	Number Outstanding	Description
Class A common stock	13,680,703	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	1,961,341	No votes.[1]
Total	16,457,340
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain third quarter 2023 financial results and 2023 guidance on Thursday, November 9, 2023 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-888-999-5318 (U.S. & Canada) or 1-848-280-6460 (International) and the confirmation code is 11153822. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through November 16, 2023. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 11153822. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital media and digital marketing solutions company with market leading local radio stations, principally focused outside the top 50 markets in the U.S. Our assets include a subscription digital marketing services business, Townsquare Interactive, providing website design, creation and hosting, search engine optimization, social media and online reputation management as well as other digital monthly services for approximately 25,750 SMBs; a robust digital advertising division, Townsquare Ignite, a powerful combination of a) an owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data and b) a proprietary digital programmatic advertising technology stack with an in-house demand and data management platform; and a portfolio of 354 local terrestrial radio stations in 74 U.S. markets strategically situated outside the Top 50 markets in the United States. Our portfolio includes local media brands such as WYRK.com, WJON.com and NJ101.5.com, and premier national music brands such as XXLmag.com, TasteofCountry.com, UltimateClassicRock.com, and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk Factors” in our 2022 Annual Report on Form 10-K, for the year ended December 31, 2022, filed with the SEC on March 16, 2023, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net (Loss) Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairments and net (gain) loss on sale and retirement of assets. We define Adjusted EBITDA as net income before the deduction of income taxes, interest expense, net, gain on repurchases of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net loss (gain) on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairments, change in fair value of investment, net (gain) loss on sale and retirement of assets, gain on repurchases of debt, gain on sale of digital assets, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes. Adjusted Net Income Per

Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of September 30, 2023, divided by our Adjusted EBITDA for the twelve months ended September 30, 2023. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (gain) loss on sale and retirement of assets, business realignment costs and certain impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$37,955	$43,417
Accounts receivable, net of allowance for credit losses of $4,544 and $5,946, respectively	63,527	61,234
Prepaid expenses and other current assets	11,860	16,037
Total current assets	113,342	120,688
Property and equipment, net	111,301	113,846
Intangible assets, net	220,755	276,838
Goodwill	158,670	161,385
Investments	4,209	19,106
Operating lease right-of-use assets	47,719	50,962
Other assets	828	1,197
Restricted cash	501	496
Total assets	$657,325	$744,518
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,844	$4,127
Deferred revenue	8,845	10,669
Accrued compensation and benefits	11,227	14,831
Accrued expenses and other current liabilities	24,326	17,876
Operating lease liabilities, current	9,039	9,008
Accrued interest	5,760	15,203
Total current liabilities	64,041	71,714
Long-term debt, net of deferred finance costs of $4,480 and $6,324, respectively	499,138	524,442
Deferred tax liability	27,565	18,748
Operating lease liability, net of current portion	42,281	45,107
Other long-term liabilities	11,866	15,428
Total liabilities	644,891	675,439
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 13,864,471 and 12,964,312 shares issued and outstanding, respectively	139	130
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,961,341 and 3,461,341 shares issued and outstanding, respectively	20	35
Total common stock	167	173
Treasury stock, at cost; 183,768 and 0 shares of Class A common stock, respectively	(2,194)	—
Additional paid-in capital	307,498	309,645
Accumulated deficit	(296,573)	(244,298)
Non-controlling interest	3,536	3,559
Total stockholders’ equity	12,434	69,079
Total liabilities and stockholders’ equity	$657,325	$744,518

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$115,104	$120,635	$339,445	$342,801
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	81,323	83,985	245,301	241,581
Depreciation and amortization	4,717	4,467	14,496	13,546
Corporate expenses	6,604	5,744	18,911	15,892
Stock-based compensation	2,350	722	6,228	2,430
Transaction and business realignment costs	161	1,004	764	2,280
Impairment of intangible assets, investments, goodwill and long-lived assets	30,970	10,300	65,697	20,197
Net gain on sale and retirement of assets	(362)	(119)	(703)	(338)
Total operating costs and expenses	125,763	106,103	350,694	295,588
Operating (loss) income	(10,659)	14,532	(11,249)	47,213
Other expense (income):
Interest expense, net	9,343	9,967	28,215	30,038
Gain on repurchases of debt	(430)	—	(1,249)	(108)
Other (income) expense, net	(547)	(508)	(6,451)	1,886
(Loss) income from operations before tax	(19,025)	5,073	(31,764)	15,397
Income tax provision	17,478	2,275	9,380	4,939
Net (loss) income	$(36,503)	$2,798	$(41,144)	$10,458

Net (loss) income attributable to:
Controlling interests	$(36,999)	$2,260	$(42,620)	$8,878
Non-controlling interests	$496	$538	$1,476	$1,580

Basic (loss) income per share	$(2.27)	$0.13	$(2.52)	$0.52

Diluted (loss) income per share	$(2.27)	$0.13	$(2.52)	$0.48

Weighted average shares outstanding:
Basic	16,277	17,037	16,897	16,941
Diluted	16,277	17,482	16,897	18,645

Cash dividend declared per share	$0.1875	$—	$0.563	$—

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(41,144)	$10,458
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	14,496	13,546
Amortization of deferred financing costs	1,567	1,359
Non-cash lease expense (income)	69	(298)
Net deferred taxes and other	8,817	4,413
Provision for doubtful accounts	2,817	1,429
Stock-based compensation expense	6,228	2,430
Gain on repurchases of debt	(1,249)	(108)
Trade activity, net	(1,352)	(3,496)
Impairment of intangible assets, investments, goodwill and long-lived assets	65,697	20,197
Realized gain on sale of digital assets	(839)	—
Gain on sale of investment	(5,210)	—
Unrealized loss on investment	493	1,934
Content rights acquired	—	(19,320)
Amortization of content rights	3,645	3,124
Change in content rights liabilities	(1,819)	17,397
Reimbursement of equipment modification costs	(1,487)	—
Other	(1,276)	(815)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(3,037)	(4,900)
Prepaid expenses and other assets	5,130	(1,253)
Accounts payable	646	(123)
Accrued expenses	(3,845)	(3,916)
Accrued interest	(9,443)	(9,674)
Other long-term liabilities	60	(278)
Net cash provided by operating activities	38,964	32,106
Cash flows from investing activities:
Payment for acquisition	—	(18,419)
Purchase of property and equipment	(11,373)	(13,100)
Purchase of investments	—	(100)
Purchase of digital assets	—	(4,997)
Proceeds from sale of digital assets	2,975	—
Proceeds from insurance recoveries	721	452
Proceeds from sale of assets and investment related transactions	7,277	810
Net cash used in investing activities	(400)	(35,354)
Cash flows from financing activities:
Repurchases of 2026 Notes	(25,621)	(18,850)
Dividend payments	(6,285)	—
Proceeds from stock options exercised	5,440	790
Withholdings for shares issued under the ESPP	729	—
Repurchases of stock	(16,645)	(225)
Cash distribution to non-controlling interests	(1,499)	(1,820)
Repayments of capitalized obligations	(140)	(105)
Net cash used in financing activities	(44,021)	(20,210)
Cash and cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(5,457)	(23,458)
Beginning of period	43,913	50,999
End of period	$38,456	$27,541

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$37,273	$38,284
Income taxes	1,122	1,049

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$3,164	$—
Investments acquired in exchange for advertising(1)	—	2,750
Property and equipment acquired in exchange for advertising(1)	550	726
Accrued capital expenditures	229	45

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$8,850	$7,982
Right-of-use assets obtained in exchange for operating lease obligations	4,035	8,923

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$37,955	$27,046
Restricted cash	501	495
	$38,456	$27,541
(1) Represents total advertising services provided by the Company in exchange for property and equipment and equity interests acquired during each of the nine months ended September 30, 2023 and 2022, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Subscription Digital Marketing Solutions	$20,257	$23,188	(12.6)%	$63,086	$68,021	(7.3)%
Digital Advertising	39,009	36,989	5.5%	113,842	103,379	10.1%
Broadcast Advertising	54,179	59,293	(8.6)%	153,822	164,520	(6.5)%
Other	1,659	1,165	42.4%	8,695	6,881	26.4%
Net revenue	115,104	120,635	(4.6)%	339,445	342,801	(1.0)%
Subscription Digital Marketing Solutions Expenses	14,498	16,744	(13.4)%	45,703	48,513	(5.8)%
Digital Advertising expenses	27,271	25,949	5.1%	77,666	73,058	6.3%
Broadcast Advertising expenses	37,510	39,889	(6.0)%	113,858	113,875	—%
Other expenses	2,044	1,403	45.7%	8,074	6,135	31.6%
Direct operating expenses	81,323	83,985	(3.2)%	245,301	241,581	1.5%
Depreciation and amortization	4,717	4,467	5.6%	14,496	13,546	7.0%
Corporate expenses	6,604	5,744	15.0%	18,911	15,892	19.0%
Stock-based compensation	2,350	722	225.5%	6,228	2,430	156.3%
Transaction and business realignment costs	161	1,004	(84.0)%	764	2,280	(66.5)%
Impairment of intangible assets, investments, goodwill and long-lived assets	30,970	10,300	200.7%	65,697	20,197	225.3%
Net gain on sale and retirement of assets	(362)	(119)	204.2%	(703)	(338)	108.0%
Total operating costs and expenses	125,763	106,103	18.5%	350,694	295,588	18.6%
Operating (loss) income	(10,659)	14,532	(173.3)%	(11,249)	47,213	(123.8)%
Other expense (income):
Interest expense, net	9,343	9,967	(6.3)%	28,215	30,038	(6.1)%
Gain on repurchases of debt	(430)	—	**	(1,249)	(108)	**
Other (income) expense, net	(547)	(508)	7.7%	(6,451)	1,886	**
(Loss) income from operations before tax	(19,025)	5,073	(475.0)%	(31,764)	15,397	(306.3)%
Income tax provision	17,478	2,275	668.3%	9,380	4,939	89.9%
Net (loss) income	$(36,503)	$2,798	**	$(41,144)	$10,458	(493.4)%
** not meaningful

The following table presents Net revenue and Adjusted Operating Income by segment, for the three and nine months ended September 30, 2023, and 2022, respectively (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	(Unaudited)			(Unaudited)
	2023	2022	% Change	2023	2022	% Change
Subscription Digital Marketing Solutions	$20,257	$23,188	(12.6)%	$63,086	$68,021	(7.3)%
Digital Advertising	39,009	36,989	5.5%	113,842	103,379	10.1%
Digital	59,266	60,177	(1.5)%	176,928	171,400	3.2%
Broadcast Advertising	54,179	59,293	(8.6)%	153,822	164,520	(6.5)%
Other	1,659	1,165	42.4%	8,695	6,881	26.4%
Net revenue	$115,104	$120,635	(4.6)%	$339,445	$342,801	(1.0)%
Subscription Digital Marketing Solutions	$5,759	$6,444	(10.6)%	$17,383	$19,508	(10.9)%
Digital Advertising	11,738	11,040	6.3%	36,176	30,321	19.3%
Digital	17,497	17,484	0.1%	53,559	49,829	7.5%
Broadcast Advertising	16,669	19,404	(14.1)%	39,964	50,645	(21.1)%
Other	(385)	(238)	61.8%	621	746	(16.8)%
Adjusted Operating Income	$33,781	$36,650	(7.8)%	$94,144	$101,220	(7.0)%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and nine months ended September 30, 2023, and 2022, respectively (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	(Unaudited)			(Unaudited)
	2023	2022	% Change	2023	2022	% Change
Subscription Digital Marketing Solutions	$20,257	$23,188	(12.6)%	$63,086	$68,021	(7.3)%
Digital Advertising	39,009	36,989	5.5%	113,842	103,379	10.1%
Digital	59,266	60,177	(1.5)%	176,928	171,400	3.2%
Broadcast Advertising	54,179	59,293	(8.6)%	153,822	164,520	(6.5)%
Other	1,659	1,165	42.4%	8,695	6,881	26.4%
Net revenue	$115,104	$120,635	(4.6)%	$339,445	$342,801	(1.0)%
Subscription Digital Marketing Solutions political revenue	—	—	—	—	—	—
Digital Advertising political revenue	66	100	(34.0)%	127	297	(57.2)%
Broadcast Advertising political revenue	561	1,487	(62.3)%	1,118	3,238	(65.5)%
Other political revenue	—	—	—	—	—	—
Political revenue	$627	$1,587	(60.5)%	$1,245	$3,535	(64.8)%
Subscription Digital Marketing Solutions net revenue (ex. political)	$20,257	$23,188	(12.6)%	$63,086	$68,021	(7.3)%
Digital Advertising net revenue (ex. political)	38,943	36,889	5.6%	113,715	103,082	10.3%
Digital net revenue (ex. political)	59,200	60,077	(1.5)%	176,801	171,103	3.3%
Broadcast Advertising political net revenue (ex. political)	53,618	57,806	(7.2)%	152,704	161,282	(5.3)%
Other net revenue (ex. political)	1,659	1,165	42.4%	8,695	6,881	26.4%
Net revenue (ex. political)	$114,477	$119,048	(3.8)%	$338,200	$339,266	(0.3)%
** not meaningful

The following table reconciles on a GAAP basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and nine months ended September 30, 2023, and 2022, respectively (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)
	2023	2022	2023	2022
Net (loss) income	$(36,503)	$2,798	$(41,144)	$10,458
Income tax provision	17,478	2,275	9,380	4,939
(Loss) Income from operations before taxes	(19,025)	5,073	(31,764)	15,397
Transaction and business realignment costs	161	1,004	764	2,280
Impairment of intangible assets, investments, goodwill and long-lived assets	30,970	10,300	65,697	20,197
Net gain on sale and retirement of assets	(362)	(119)	(703)	(338)
Gain on repurchases of debt	(430)	—	(1,249)	(108)
Gain on sale of digital assets	—	—	(839)	—
Gain on sale of investments	—	—	(5,210)	—
Change in fair value of investment	605	(239)	493	1,934
Gain on insurance recoveries	(349)	(441)	(721)	(452)
Net income attributable to non-controlling interest, net of income taxes	(496)	(538)	(1,476)	(1,580)
Adjusted net income before income taxes	11,074	15,040	24,992	37,330
Income tax provision (1)	2,824	6,745	6,373	11,975
Adjusted Net Income	$8,250	$8,295	$18,619	$25,355

Adjusted Net Income Per Share:
Basic	$0.51	$0.49	$1.10	$1.50
Diluted	$0.46	$0.47	$1.05	$1.36

Weighted average shares outstanding:
Basic	16,277	17,037	16,897	16,941
Diluted	18,073	17,482	17,726	18,645

(1) Income tax provision for the three and nine months ended September 30, 2023 was calculated using the Company's statutory effective tax rate.

The following table reconciles on a GAAP basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and nine months ended September 30, 2023, and 2022, respectively (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)
	2023	2022	2023	2022
Net (loss) income	$(36,503)	$2,798	$(41,144)	$10,458
Income tax provision	17,478	2,275	9,380	4,939
Interest expense, net	9,343	9,967	28,215	30,038
Gain on repurchases of debt	(430)	—	(1,249)	(108)
Depreciation and amortization	4,717	4,467	14,496	13,546
Stock-based compensation	2,350	722	6,228	2,430
Transaction and business realignment costs	161	1,004	764	2,280
Impairment of intangible assets, investments, goodwill and long-lived assets	30,970	10,300	65,697	20,197
Other (a)	(909)	(627)	(7,154)	1,548
Adjusted EBITDA	$27,177	$30,906	$75,233	$85,328
Political Adjusted EBITDA	(533)	(1,349)	(1,058)	(3,005)
Adjusted EBITDA (Excluding Political)	$26,644	$29,557	$74,175	$82,323
Political Adjusted EBITDA	533	1,349	1,058	3,005
Net cash paid for interest	(18,219)	(18,776)	(37,273)	(38,284)
Capital expenditures	(4,237)	(5,473)	(11,373)	(13,100)
Cash paid for taxes	(305)	(190)	(1,122)	(1,049)
Adjusted EBITDA Less Interest, Capex and Taxes	$4,416	$6,467	$25,465	$32,895
(a) Other includes net gain on sale and retirement of assets and other (income) expense, net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended September 30, 2023 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	September 30, 2023
Net income (loss)	$3,932	$(1,941)	$(2,700)	$(36,503)	$(37,212)
Income tax benefit	(5,503)	(1,578)	(6,520)	17,478	3,877
Interest expense, net	9,790	9,558	9,314	9,343	38,005
Gain on repurchases of debt	—	(775)	(44)	(430)	(1,249)
Depreciation and amortization	5,498	4,944	4,835	4,717	19,994
Stock-based compensation	1,367	1,772	2,106	2,350	7,595
Transaction and business realignment costs	2,168	292	311	161	2,932
Impairment of intangible assets, investments, goodwill and long-lived assets	10,917	8,487	26,240	30,970	76,614
Other (a)	221	(1,318)	(4,927)	(909)	(6,933)
Adjusted EBITDA	$28,390	$19,441	$28,615	$27,177	$103,623
(a) Other includes net gain on sale and retirement of assets and other (income) expense, net.

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income (loss) by segment for the three months ended September 30, 2023, and 2022 (in thousands):

	Three Months Ended September 30, 2023
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$5,282	$11,448	$(13,081)	$(427)	$(13,881)	$(10,659)
Depreciation and amortization	325	147	3,263	35	947	4,717
Corporate expenses	—	—	—	—	6,604	6,604
Stock-based compensation	152	143	240	4	1,811	2,350
Transaction and business realignment costs	—	—	6	3	152	161
Impairment of intangible assets, investments, goodwill and long-lived assets	—	—	26,603	—	4,367	30,970
Net gain on sale and retirement of assets	—	—	(362)	—	—	(362)
Adjusted Operating Income (loss)	$5,759	$11,738	$16,669	$(385)	$—	$33,781

	Three Months Ended September 30, 2022
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$5,986	$10,870	$5,793	$(272)	$(7,845)	$14,532
Depreciation and amortization	321	150	3,301	26	669	4,467
Corporate expenses	—	—	—	—	5,744	5,744
Stock-based compensation	137	20	109	2	454	722
Transaction and business realignment costs	—	—	—	6	998	1,004
Impairment of long-lived assets, intangible assets and investments	—	—	10,300	—	—	10,300
Net gain on sale and retirement of assets	—	—	(99)	—	(20)	(119)
Adjusted Operating Income (loss)	$6,444	$11,040	$19,404	$(238)	$—	$36,650

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the nine months ended September 30, 2023, and 2022 (in thousands):

	Nine Months Ended September 30, 2023
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$15,972	$35,439	$(22,399)	$493	$(40,754)	$(11,249)
Depreciation and amortization	980	479	10,245	104	2,688	14,496
Corporate expenses	—	—	—	—	18,911	18,911
Stock-based compensation	431	258	622	10	4,907	6,228
Transaction and business realignment costs	—	—	366	14	384	764
Impairment of intangible assets, investments, goodwill and long-lived assets	—	—	51,833	—	13,864	65,697
Net gain on sale and retirement of assets	—	—	(703)	—	—	(703)
Adjusted Operating Income	$17,383	$36,176	$39,964	$621	$—	$94,144

	Nine Months Ended September 30, 2022
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$18,195	$29,911	$24,786	$487	$(26,166)	$47,213
Depreciation and amortization	911	360	9,603	113	2,559	13,546
Corporate expenses	—	—	—	—	15,892	15,892
Stock-based compensation	402	50	280	8	1,690	2,430
Transaction and business realignment costs	—	—	—	18	2,262	2,280
Impairment of long-lived assets, intangible assets and investments	—	—	16,258	120	3,819	20,197
Net gain on sale and retirement of assets	—	—	(282)	—	(56)	(338)
Adjusted Operating Income	$19,508	$30,321	$50,645	$746	$—	$101,220